EXHIBIT 10.3
THE SHERWIN-WILLIAMS COMPANY
2006 Equity and Performance Incentive Plan
(Amended and Restated as of April 19, 2017)

1.
Purpose.    The purpose of this 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 19, 2017) is to attract and retain officers and other employees of The Sherwin-Williams Company and its Subsidiaries, to help align the economic interests between such persons and the shareholders of the Company, and to provide to such persons incentives and rewards for performance.

2.	Definitions. As used in this Plan, and except as otherwise provided in an Evidence of Award:

(a)	“Appreciation Right” means a right granted pursuant to Section 5, and includes both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b)	“Assumed” has the meaning provided in Section 12.

(c)	“Base Pay” has the meaning provided in Section 12.

(d)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(e)
“Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 10, such committee (or subcommittee). In addition, to the extent deemed necessary or appropriate by the Board, such committee shall be comprised of not less than two individuals who are (i) “non-employee directors” within the meaning of Section 16 of the Exchange Act, and (ii) “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (“Section 162(m)”).

(f)	“Cause” has the meaning provided in Section 12.

(g)	“Change of Control” has the meaning provided in Section 12.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)
“Common Stock” means Common Stock, par value $1.00 per share, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 11.

(j)	“Company” means The Sherwin-Williams Company, an Ohio corporation, and its successors.

(k)	“Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) (or any successor provision).

(l)
“Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or Other Awards, or a grant or sale of Restricted Stock, Restricted Stock Units or Other Awards, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(m)	“Director” means a member of the Board of Directors of the Company.

(n)	“Effective Date” means April 19, 2017.

(o)	“Employee Benefits” has the meaning provided in Section 12.

(p)
“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of Option Rights, Appreciation Rights, Performance Shares, Performance Units or Other Awards granted, or a grant or sale of Restricted Stock, Restricted Stock Units or Other Awards. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(r)	“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 that is not granted in tandem with an Option Right.

(s)	“Good Reason” has the meaning provided in Section 12.

(t)	“Incentive Pay” has the meaning provided in Section 12.

(u)	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(v)
“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Awards or dividend equivalents pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Board may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following criteria: appreciation in value of shares; shareholder return (including, without limitation, total shareholder return and absolute shareholder return); earnings per share; book value per share; operating income; net income; earnings (including, without limitation, pretax earnings, retained earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization); pro forma net income; return on equity; return on assets (including, without limitation, designated assets); return on net assets employed; return on capital; return on sales; sales; sales per dollar of assets; sales per employee; economic value added; revenues; expenses; cash flow (including, without limitation, operating cash flow and free cash flow); cash flow return on investment; operating profit margin or net profit margin; cost of capital; cost reductions; debt reduction; debt leverage; total debt to capitalization; facilities open; gallon growth; interest coverage; inventory management; productivity improvement; profit after tax; reduction of fixed costs; working capital; enterprise value; asset management; environmental, health and/or safety goals; regulatory achievements; recruiting or maintaining personnel; customer growth; research and development achievements; strategic sustainability metrics; accomplishment of, or goals related to, mergers, acquisitions, dispositions, public offerings, or similar business transactions; achievement of business or operational goals such as market share, business development and/or customer objectives; manufacturing achievements; joint venture or other similar arrangements; any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board, including, but not limited to, the Standard & Poor’s 500 Stock Index; or any other objective goals established by the Board. Where more specific metrics are listed within the categories herein, they are intended to be illustrative and are not to be construed as limitations on the more generic metrics.

The Board may specify that the Management Objectives may include adjustments to include or exclude the effects of certain events, including any of the following events: the impairment of tangible or intangible assets; asset write-downs; litigation or claim judgments or settlements; acquisitions or divestitures; gains or losses on the sale of assets; severance, contract termination and other costs relating to certain business activities; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; foreign exchange gains and/or losses; changes in tax law, accounting principles, accounting estimates or other such laws or provisions affecting reported results; changes in regulations that directly impact the business; the effect of any statements issued by the Financial Accounting Standards Board or its committees; business combinations, reorganizations and/or restructuring programs, including, but not limited to reductions in force and early retirement incentives; currency fluctuations; any unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company’s annual report for the applicable period; and expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. In addition, if the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m), except as otherwise permitted under Section 18.

(w)
“Market Value Per Share” means, as of any particular date, the average of the highest and lowest reported sales prices of the Common Stock during normal trading hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other principal securities exchange on which the Common Stock is listed. If there is no regular public trading market for such Common Stock, the Market Value Per Share of the Common Stock shall be determined by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”). Notwithstanding any other provision of this Section 2(w) or any other provision of this Plan, the “Market Value Per Share” will be such price per share of Common Stock, rounded to two decimal points (provided, however, that such rounding is in compliance with the fair market value pricing rules set forth in Section 409A), as shall be provided to the Company by the Company’s third-party equity plan administrator, as applicable.

(x)	“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(y)	“Option Price” means the purchase price payable upon exercise of an Option Right.

(z)	“Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4.

(aa)	“Other Award” means an award granted pursuant to Section 9.

(bb)
“Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are substantially equivalent to those typically provided by an employee.

(cc)
“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(dd)	“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8.

(ee)	“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 that records a unit equivalent to $1.00 or such other value as determined by the Board.

(ff)	“Plan” means The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan, as may be amended or amended and restated from time to time.

(gg)	“Post-CIC Period” has the meaning provided in Section 12.

(hh)
“Qualified Performance-Based Award” means any award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or Other Awards, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m).

(ii)	“Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(jj)	“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7.

(kk)	“Restricted Stock Unit” means an award made pursuant to Section 7 of the right to receive shares of Common Stock or cash at the end of a specified period.

(ll)
“Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(mm)
“Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(nn)	“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 that is granted in tandem with an Option Right.

(oo)
“10% Shareholder” means an employee of the Company or its Subsidiary who, as of the date on which an Incentive Stock Option is granted to such employee, owns more than ten percent (10%) of the total combined voting power of all classes of shares of Common Stock then issued by the Company or any of its Subsidiaries.

3.	Shares Subject to this Plan.

(a)	Maximum Shares Available Under Plan.

(i)
Subject to adjustment as provided in Section 11, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights; (B) as Restricted Stock and released from substantial risks of forfeiture thereof; (C) in payment of Restricted Stock Units; (D) in payment of Performance Shares or Performance Units that have been earned; (E) as Other Awards or in payment of Other Awards, or (F) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 23,700,000 shares of Common Stock (representing 19,200,000 previously authorized shares, plus 4,500,000 newly authorized shares as of the Effective Date), plus any shares of Common Stock relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Each share of Common Stock issued or transferred pursuant to an award of Option Rights or Appreciation Rights will reduce the aggregate plan limit described above in Section 3(a)(i) by one share of Common Stock. Each share of Common Stock issued or transferred (and in the case of Restricted Shares, released from all substantial risk of forfeiture) pursuant to an award other than Option Rights or Appreciation Rights shall reduce the aggregate plan limit described above in Section 3(a)(i) by (A) two (2) shares of Common Stock if issued or transferred pursuant to an award granted prior to April 19, 2017 and (B) three (3) shares of Common Stock if issued or transferred pursuant to an award granted on or after April 19, 2017; provided, however, that any award (or any portion) designated to be settled, or that is paid, in cash will not be counted against, or have any effect upon, the number of shares of Common Stock available for issuance under this Plan. Any shares of Common Stock that again become available for issuance pursuant to this Section 3 shall be added back to the aggregate plan limit in the same manner such shares were originally deducted from the aggregate plan limit pursuant to this Section 3(a)(ii).

(iii)
Shares of Common Stock covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled; provided, however, that shares of Common Stock: (A) tendered or otherwise used in payment of the Option Price of an Option Right or the Base Price of an Appreciation Right, as applicable; (B) not issued upon the settlement of Appreciation Rights; (C) tendered to or withheld by the Company to satisfy applicable tax withholding obligations; or (D) repurchased by the Company using proceeds from Option Right exercises, shall be considered issued or transferred, and shall not become available again for issuance, under this Plan. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock shall not count against the aggregate plan limit described above. Shares of Common Stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company or its Subsidiaries shall not reduce the shares of Common Stock available under this Plan, and available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under this Plan and shall not reduce this Plan’s share reserve (unless otherwise required by any applicable stock exchange listing requirements).

(b)
Incentive Stock Option Limit. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 23,700,000.

(c)	Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11:

(i)	No Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, in excess of 500,000 shares of Common Stock during any calendar year under this Plan.

(ii)
No Participant shall be granted Qualified Performance-Based Awards of (A) Restricted Stock, (B) Restricted Stock Units, (C) Performance Shares or (D) in the form of Other Awards payable in Common Stock, in the aggregate, in excess of 200,000 shares of Common Stock (measured based upon a maximum award level on each Date of Grant) during any calendar year under this Plan.

(iii)
No Participant shall be granted Qualified Performance-Based Awards of Performance Units having an aggregate value in excess of $7,500,000 (measured based upon a maximum award level determined on each Date of Grant) during any calendar year under this Plan.

(iv)
No Participant shall be granted Qualified Performance-Based Awards in the form of Other Awards payable in cash under Section 9(b) having an aggregate value in excess of $7,500,000 (measured based upon a maximum award level determined on each Date of Grant) during any calendar year under this Plan.

(d)
Exclusion from Certain Restrictions. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of shares of Common Stock provided for in Section 3(a)(i) above may be used for awards granted under Sections 6 through 9 that do not comply with the three-year requirements set forth in Sections 6(c), 7(c) and 9(d) and the one-year requirements of Sections 4(e), 5(b), 6(e), 7(a), 8(b) and 9(d).

4.
Option Rights.    The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant will be subject to all of the following provisions:

(a)	Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3.

(b)
Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant (or less than 110% of the Market Value Per Share in the case of an Incentive Stock Option granted to a 10% Shareholder).

(c)
Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d)
Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised; provided, however, that no Option Rights will be granted with automatic reload features.

(e)
Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become vested and exercisable. A grant of Option Rights may provide for the earlier vesting and exercise of such Option Rights in the event of death or disability of the Participant or a Change of Control and shall have an initial vesting schedule of no less than one year.

(f)
Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. The grant of such Option Rights will specify that, before the exercise of such rights, the Board must determine that the Management Objectives have been satisfied.

(g)
Option Rights may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code. The terms of any Incentive Stock Option shall be subject in all respects to the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(h)	The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5.

(i)	No Option Right will be exercisable more than 10 years from the Date of Grant (or five years in the case of an Incentive Stock Option granted to a 10% Shareholder).

(j)
Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Until the shares of Common Stock relating to Option Rights have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock relating to the Option Rights, notwithstanding the exercise of the Option Rights.

5.	Appreciation Rights.

(a)
The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)	Each grant of Appreciation Rights will be subject to all of the following provisions:

(i)
Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)
Any grant may specify that such Appreciation Right may be vested and exercised earlier in the event of death or disability of the Participant or a Change of Control and shall have an initial vesting schedule of no less than one year.

(v)
Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the vesting and exercise of such Appreciation Rights. The grant of such Appreciation Rights will specify that, before the exercise of such Appreciation Rights, the Board must determine that the Management Objectives have been satisfied.

(vi)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve. Until the shares of Common Stock relating to Appreciation Rights have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock relating to the Appreciation Rights, notwithstanding the exercise of the Appreciation Rights.

(c)
Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)	Regarding Free-Standing Appreciation Rights only:

(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value Per Share on the Date of Grant;

(ii)
Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; provided, however, that no Free-Standing Appreciation Rights will be granted with automatic reload features; and

(iii)	No Free-Standing Appreciation Right may be exercised more than 10 years from the Date of Grant.

6.
Restricted Stock.    The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the following provisions:

(a)
Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)
If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed no sooner than ratably on an annual basis (but not earlier than the first anniversary of the Date of Grant) during the three-year period as determined by the Board at the Date of Grant.

(d)
Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)
Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f)
Notwithstanding anything to the contrary contained in this Plan, subject to any applicable limitations contained in Section 18, any grant or sale of Restricted Stock may provide for the earlier lapse of the substantial risk of forfeiture for such Restricted Stock in the event of the death or disability of the Participant or a Change of Control.

(g)
Any such grant or sale of Restricted Stock requires that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which will be subject to the same restrictions as the underlying award; provided, further, that dividends or other distributions on Restricted Stock subject to restrictions that lapse as a result of the achievement of Management Objectives shall not be paid unless and until achievement of the applicable Management Objectives.

(h)
Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

(i)
If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a share of Restricted Stock, such Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service in accordance with the regulations under Section 83(b) of the Code. The Board may provide in an Evidence of Award that the Restricted Stock award is conditioned upon the Participant’s making or refraining from making an election with respect to such award under Section 83(b).

7.
Restricted Stock Units.    The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale will be subject to all of the following provisions:

(a)
Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)
If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period shall expire not sooner than ratably on an annual basis (but not earlier than the first anniversary of the Date of Grant) during the three-year period as determined by the Board at the Date of Grant.

(d)
Notwithstanding anything to the contrary contained in this Plan, and subject to any applicable limitations contained in Section 18, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period in the event of the death or disability of the Participant or a Change of Control.

(e)
During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and shall have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units, either in cash or in additional shares of Common Stock, which dividend equivalents will not be paid unless and until the applicable Restriction Period has lapsed or the Management Objectives have been achieved.

(f)	Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(g)	Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.
Performance Shares and Performance Units.    The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will be subject to all of the following provisions:

(a)
Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m).

(b)
The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Board at the time of grant which may, subject to any applicable limitations contained in Section 18, be subject to earlier lapse or other modification in the event of the death or disability of the Participant or a Change of Control.

(c)
Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the level(s), but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied.

(d)
Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)
Any grant of Performance Shares or Performance Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)
The Board may at the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof, either in cash or in additional shares of Common Stock, on a deferred basis contingent upon the achievement of the applicable Management Objectives.

(g)	Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.	Other Awards.

(a)
The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Board shall determine.

(b)	Cash awards may also be granted pursuant to this Section 9.

(c)
The Board may grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

(d)
If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period as determined by the Board at the Date of Grant. If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than after one year. Notwithstanding anything to the contrary contained in this Plan, subject to any applicable limitations contained in Section 18, any grant of Other Awards may provide for the earlier lapse of the substantial risk of forfeiture in the event of the death or disability of the Participant or a Change of Control.

(e)
The Board may at the Date of Grant of Other Awards provide for the payment of dividends or dividend equivalents, as applicable, to the holder thereof, either in cash or in additional shares of Common Stock, that will be paid contingent on the lapse of the substantial risk of forfeiture or other restrictions and/or achievement of the applicable Management Objectives.

10.	Administration.

(a)
This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation and Management Development Committee or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. Notwithstanding the foregoing, or anything contained in this Plan to the contrary, as further described in Section 18, Qualified Performance-Based Awards shall be granted and administered, to the extent necessary, by a committee that consists solely of two or more “outside directors” within the meaning of Section 162(m).

(b)
The interpretation and construction by the Board (or the delegatees) of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards and any determination by the Board (or the delegatees) pursuant to any provision of this Plan or of any such agreement, notification or document will be final, binding and conclusive upon all persons. The Board may adopt, amend and rescind such rules and regulations as it deems necessary, desirable or appropriate in administering this Plan, and the Board may act at a meeting, in a written action without a meeting or by having actions otherwise taken pursuant to a delegation of duties by the Board.

(c)	The Board, a committee and/or subcommittee, as applicable, may, from time to time, delegate to one or more officers of the Company the authority of the Board or such committee or subcommittee to grant and determine the terms and conditions of awards granted under this Plan to the extent in compliance with applicable law and regulations.

11.
Adjustments.    The Board shall make or provide for such adjustments in the numbers and/or type of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and, if applicable, in (a) the number and/or type of shares of Common Stock (or other securities or property) covered by outstanding Other Awards granted hereunder or which may be made the subject of awards under Section 3, or (b) the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, or, if the Board deems it appropriate, making provision for a cash payment to the holder of an outstanding award, in each case, as the Board, in its sole discretion, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, shall provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it shall determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or change of control, the Company shall not be required to make any payment to the person holding such Option Right or Appreciation Right upon surrender of such Option Right or Appreciation Right, and may cancel such Option Right or Appreciation Right for no consideration. Such surrender shall take place as of the date of the transaction or event or change of control or such other date as the Board may specify. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 as the Board in its sole discretion shall determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

12.	Change of Control. Notwithstanding anything to the contrary in this Plan, the following provisions shall apply in connection with a Change of Control (as defined in Section 12(c)):

(a)	Awards Assumed by Successor

(i)
Upon the occurrence of a Change of Control, any awards made under this Plan that are Assumed (as defined in Section 12(a)(v)) by the entity effecting the Change of Control shall continue to vest and become exercisable in accordance with the terms of the original grant unless, during the three-year period commencing on the date of the Change of Control (“Post-CIC Period”):

(A)	the Participant is involuntarily terminated for reasons other than for Cause (as defined in Section 12(a)(iii)); or

(B)	the Participant terminates his or her employment for Good Reason (as defined in Section 12(a)(iv)).

(ii)
If a Participant’s employment is terminated as described in Section 12(a)(i), any outstanding Option Rights and Appreciation Rights shall become fully vested and exercisable, any restrictions that apply to awards made pursuant to this Plan shall lapse, and awards made pursuant to this Plan that are subject to Management Objectives shall immediately be earned or vest and shall become immediately payable in accordance with their terms as if 100% of the Management Objectives have been achieved, on the date of termination; provided, that any Participant who terminates his or her employment for Good Reason must:

(A)
provide the Company with a written notice of his or her intent to terminate employment for Good Reason within 60 days after the Participant becomes aware of the circumstances giving rise to Good Reason; and

(B)	allow the Company 30 days to remedy such circumstances to the extent curable.

(iii)	Solely for purposes of this Section 12(a), “Cause” shall mean that the Participant shall have:

(A)
been convicted of a criminal violation involving, in each case, fraud, embezzlement or theft in connection with Participant’s duties or in the course of Participant’s employment with the Company or any subsidiary;

(B)	committed intentional wrongful damage to property of the Company or any Subsidiary; or

(C)	committed intentional wrongful disclosure of secret processes or confidential information of the Company or any Subsidiary;

and any such act shall have been demonstrably and materially harmful to the Company. For purposes of this Plan, no act or failure to act on the part of Participant will be deemed “intentional” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” only if done or omitted to be done by Participant not in good faith and without reasonable belief that Participant’s action or omission was in the best interest of the Company.

(iv)	Solely for purposes of this Section 12(a), “Good Reason” shall mean the occurrence, during the Post-CIC Period, of any of the following events without the Participant’s written consent:

(A)
failure to elect or re-elect or otherwise to maintain Participant in the office or the position, or a substantially equivalent or better office or position, of or with the Company and/or a Subsidiary (or any successor thereto by operation of law or otherwise), as the case may be, which Participant held immediately prior to a Change of Control, or the removal of Participant as a Director of the Company and/or a Subsidiary (or any successor thereto) if Participant shall have been a Director of the Company and/or a Subsidiary immediately prior to the Change of Control;

(B)
failure of the Company to remedy any of the following within 10 calendar days after receipt by the Company of written notice thereof from Participant: (1) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Subsidiary which Participant held immediately prior to the Change of Control, (2) a reduction in Participant’s Base Pay received from the Company and any Subsidiary, (3) a reduction in Participant’s Incentive Pay opportunity as compared with the Incentive Pay opportunity most recently paid prior to the Change of Control, or (4) the termination or denial of Participant’s rights to Employee Benefits or a reduction in the scope or value thereof;

(C)
the liquidation, dissolution, merger, consolidation or reorganization of the Company or the transfer of all or substantially all of its business and/or assets, unless the successor (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (by operation of law or otherwise) assumed all duties and obligations of the Company hereunder; or

(D)
the Company requires Participant to have Participant’s principal location of work changed to any location that is in excess of 30 miles from the location thereof immediately prior to the Change of Control, or requires Participant to travel away from Participant’s office in the course of discharging Participant’s responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Participant in any of the three full years immediately prior to the Change of Control.

(E)	Definitions. As used in this Section 12(a),

(1)	“Base Pay” means Participant’s annual base salary rate as in effect from time to time.

(2)
“Incentive Pay” means an annual bonus, incentive or other payment of compensation, in addition to Base Pay, made or to be made in regard to services rendered in any year pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company or a Subsidiary, or any successor thereto. “Incentive Pay” does not include any stock option, stock appreciation, stock purchase, restricted stock, private equity, long-term incentive or similar plan, program, arrangement or grant, whether or not provided under a plan, program or arrangement described in the preceding sentence.

(3)
“Employee Benefits” means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which the Participant is entitled to participate, including without limitation any stock option, performance share, performance unit, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company or a Subsidiary), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company or a Subsidiary, providing benefits and service credit for benefits at least as great in the aggregate as are payable thereunder immediately prior to a Change of Control.

(v)	For purposes of this Section 12(a), an award shall be considered assumed (“Assumed”) if each of the following conditions are met:

(A)
Option Rights, Appreciation Rights and Other Awards (to the extent such Other Awards are payable in cash and not subject to Management Objectives) are converted into replacement awards in a manner that complies with Section 409A;

(B)
Restricted Stock Unit and Restricted Stock awards that are not subject to Management Objectives are converted into replacement awards covering a number of shares of the entity effecting the Change of Control (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of shares of Common Stock covered by the awards; provided, that to the extent that any portion of the consideration received by holders of shares of Common Stock in the Change of Control transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change of Control;

(C)
Performance Shares, Performance Units and all other awards subject to Management Objectives are converted into replacement awards that preserve the value of such awards at the time of the Change of Control;

(D)
the replacement awards contain provisions for scheduled vesting and treatment on termination of employment (including the definition of Cause and Good Reason) that are no less favorable to the Participant than the underlying awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying awards; and

(E)	the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.

(b)	Awards Not Assumed by Successor

(i)
Upon the occurrence of a Change of Control, any awards made under this Plan that are not Assumed by the entity effecting the Change of Control shall become fully vested and exercisable on the date of the Change of Control or shall immediately vest and become immediately payable in accordance with their terms as if 100% of the applicable Management Objectives have been achieved, and any restrictions that apply to such awards shall lapse.

(ii)
For each Option Right and Appreciation Right, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Common Stock in the Change of Control transaction and the exercise price of the applicable Option Right or Appreciation Right, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Common Stock. Any Option Rights or Appreciation Rights with an exercise price that is higher than the per share consideration received by holders of Common Stock in connection with the Change of Control shall be cancelled for no additional consideration.

(iii)
The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change of Control transaction had he or she been, immediately prior to such transaction, a holder of the number of shares of Common Stock equal to the number of Restricted Stock Units, Other Awards, and/or shares of Restricted Stock covered by the award and the number of shares of Common Stock payable under Section 12(b)(i) for awards subject to Management Objectives.

(iv)	The payments contemplated by Sections 12(b)(ii) and 12(b)(iii) shall be made at the same time as consideration is paid to the holders of the Common Stock in connection with the Change of Control.

(v)
Notwithstanding anything to the contrary in this Plan, if the Change of Control does not constitute a 409A Change in Control (as defined in Section 17(d)) and the payment or benefit constitutes a deferral of compensation under Section 409A, then to the extent necessary to comply with Section 409A payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.

(c)	“Change of Control” shall mean, except as otherwise provided in an Evidence of Award, the occurrence of any of the following events:

(i)
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

(A)
for purposes of this Section 12(c)(i), the following acquisitions will not constitute a Change of Control: (1) any acquisition of Voting Stock directly from the Company that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock by the Company or any Subsidiary, (3) any acquisition of Voting Stock by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (4) any acquisition of Voting Stock by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 12(c)(iii) below;

(B)
if any Person is or becomes the beneficial owner of 30% or more of combined voting power of the then-outstanding Voting Stock as a result of a transaction described in clause (1) of Section 12(c)(i)(A) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock representing 1% or more of the then-outstanding Voting Stock, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change of Control;

(C)
a Change of Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 30% or more of the Voting Stock as a result of a reduction in the number of shares of Voting Stock outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock representing 1% or more of the then-outstanding Voting Stock, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(D)
if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 30% or more of the Voting Stock inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Directors a sufficient number of shares so that such Person beneficially owns less than 30% of the Voting Stock, then no Change of Control shall have occurred as a result of such Person’s acquisition; or

(ii)	a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii)
the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other similar transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity or any parent thereof), more than 50% of the combined voting power of the then-outstanding shares of voting stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then-outstanding shares of voting stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv)	the consummation of the liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 12(c)(iii).

(v)
For purposes of this Section 12(c), the terms (A) “Incumbent Directors” shall mean, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new Director (other than a Director initially elected or nominated as a Director as a result of an actual or threatened election contest with respect to Directors or any other actual or threatened solicitation of proxies by or on behalf of such Director, including any Director nominated or elected to the Board pursuant to any proxy access procedures included in the Company’s organizational documents) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved and (B) “Voting Stock” shall mean the voting securities of the Company which have the right to vote on the election of members of the Board.

13.
Recapture Provisions.    Any Evidence of Award (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Board in accordance with the Company’s Executive Adjustment and Recapture Policy, as may be amended from time to time, any successor policy or otherwise, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, regulation or stock exchange listing requirement, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and recovery of amounts relating thereto. By accepting awards under this Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any award or amount paid under this Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any award or amounts paid under this Plan from a Participant’s accounts, or pending or future compensation awards.

14.
Non U.S. Participants.    In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, to comply with applicable foreign laws or facilitate the offering and administration of the Plan in view of such foreign laws and to allow for tax-preferred treatment of awards. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) and modify exercise procedures, and other terms and procedures, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments, restatements, sub-plans or modifications, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

15.	Transferability.

(a)
No award granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any award granted under this Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)
The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Other Awards or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6, will be subject to further restrictions on transfer.

16.
Withholding Taxes.    To the extent that the Company is required to withhold (including required to account to any tax authorities for) federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes and other amounts required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax and other amounts, the Company shall withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, unless otherwise provided by the Board, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax and other laws and regulations, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the real-time fair market value per share of such Common Stock at the time of exercise or vesting or when the benefit is to be included in Participant’s income. In no event shall the fair market value of the shares of Common Stock to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the minimum amount of taxes or other amounts required to be withheld (except as otherwise approved by the Board, in its discretion). Participants shall also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights, Appreciation Rights or any other award.

17.	Compliance with Section 409A.

(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Participants. This Plan and any grants made hereunder shall be construed and administered in a manner such that the grant either (i) qualifies for an exemption from the requirements of Section 409A or (ii) satisfies the requirements of Section 409A. If a grant under this Plan is subject to Section 409A, then (i) distributions shall only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon termination of employment shall only be made upon a “separation from service” under Section 409A, (iii) unless the grant agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except as permitted in accordance with Section 409A. Any reference in this Plan to Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants of deferred compensation hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants of deferred compensation hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)
If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (i) the Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company determines that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) and the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the month after such six-month period.

(d)
For purposes of this Plan and its underlying agreements, a “409A Change in Control” means the date on which any one of the following occurs: (i) any one person, or more than one person acting as a group (as determined under Section 409A and the regulations promulgated thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (ii) a majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of such appointment or election; or (iii) any one person, or more than one person acting as a group (as determined under Section 409A and the regulations promulgated thereunder), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (iv) any one person, or more than one person acting as a group (as determined under Section 409A and the regulations thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(e)
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes, interest and/or penalties under Section 409A), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes, interest and/or penalties.

18.	Additional Restrictions with Respect to Qualified Performance-Based Awards. Notwithstanding anything contained in this Plan to the contrary:

(a)
Qualified Performance-Based Awards shall be granted by a committee, which may be the Compensation and Management Development Committee or any other committee of the Board (or a subcommittee thereof), provided that such committee consists solely of two or more “outside directors” within the meaning of Section 162(m).

(b)
To the extent that a Qualified Performance-Based Award shall be based on achievement of Management Objectives, the committee shall establish and approve in writing (i) the applicable Participants and performance period, (ii) the Management Objectives, (iii) the maximum amounts that may be paid if the Management Objectives are met, and (iv) any other conditions that the committee deems appropriate and consistent with this Plan and the requirements of Section 162(m) for “qualified performance-based compensation.” The establishment and approval of such items shall be made within the earlier of (i) 90 days after the commencement of the relevant performance cycle and (ii) the first 25% of such performance cycle (or such other date as may be required or permitted under applicable regulations under Section 162(m)), and while the attainment of the Management Objectives remains substantially uncertain.

(c)
Other than in connection with the Participant’s death or disability, or a Change of Control, the terms of a Qualified Performance-Based Award may not be amended where such action would result in the loss of the otherwise available exemption of the award under Section 162(m).

(d)	In no event shall a Participant’s Qualified Performance-Based Awards exceed the Individual Participant Limits described in Section 3(c).

(e)
Qualified Performance-Based Awards are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) and the terms relating to such awards are to be interpreted and operated accordingly.

(f)
The Committee will certify the results and amounts to be paid, if any, for the applicable performance period under a Qualified Performance-Based Award to all affected Participants after it determines whether and to what extent the Management Objectives have been satisfied.

19.
Effective Date.    The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan first became effective on April 20, 2006, the date immediately following the date it was approved by shareholders, and was subsequently amended and restated effective April 21, 2010 and February 17, 2015. The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 19, 2017) shall be effective upon its approval by the Company’s shareholders at its Annual Meeting of Shareholders to be held on April 19, 2017 (or, if the vote on this Plan is postponed, such other date on which a shareholders’ meeting to vote to approve this Plan occurs). If this Plan, as amended and restated, is not so approved, then the Plan, as in effect immediately prior to such Annual Meeting, shall remain in effect.

20.	Amendments.

(a)
The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b)
Except in connection with a corporate transaction or event described in Sections 11 or 12, the Board may not, without obtaining shareholder approval, (i) amend the terms of outstanding Option Rights or Appreciation Rights to reduce the Option Price or Base Price, as applicable, of such outstanding Option Rights or Appreciation Rights; (ii) cancel outstanding Option Rights or Appreciation Rights in exchange for Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price or Base Price, as applicable, of the original Option Rights or Appreciation Rights; or (iii) cancel outstanding Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, above the current Common Stock price in exchange for cash or other securities. This Section 20(b) is intended to prohibit the repricing of “underwater” Option Rights and/or Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 or Section 12. Notwithstanding any provision of this Plan to the contrary, this Section 20(b) may not be amended without shareholder approval.

(c)
If permitted by Section 409A, but subject to the paragraph that follows, in case of termination of employment by reason of death or disability of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any Other Awards that have not been fully earned or that are subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such Other Awards shall be deemed to have been fully earned or vested or that such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except as otherwise provided in Section 12.

Subject to Section 20(b), the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m). In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11, no such amendment shall materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

21.
Termination.    No grant will be made under this Plan more than 10 years after the date on which this amended and restated Plan is approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.
Governing Law.    This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio, without giving effect to the conflict of law provisions thereof.

23.	Miscellaneous Provisions.

(a)
The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)	Neither this Plan nor a grant of an award under this Plan will confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary,

nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)
To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)
No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)
No Participant shall have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(f)
The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(g)
Participants shall provide the Company with a written election form setting forth the name and contact information of the person who will have beneficial ownership rights upon the death of the Participant.

(h)
If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.